Pacific Office Properties Trust, Inc.

Exhibit 32.1
CERTIFICATION
          In connection with the quarterly report of Pacific Office Properties Trust, Inc., a Maryland corporation (the “Company”), on Form 10-Q for the period ended March 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Dallas E. Lucas, President and Chief Executive Officer, certifies, to the best of his knowledge, the following pursuant to Section 18, U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: May 15, 2009

/s/ Dallas E. Lucas
Dallas E. Lucas
Chief Executive Officer, President